UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 18, 2005

Centrue Financial Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-15025	36-3846489
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

310 S. Schuyler, Kankakee, Illinois		60901
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	815-937-4440

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On February 14, 2005, Centrue Financial Corporation (the "Company"), entered into Restricted Stock Award Agreements with certain directors and executive officers awarding shares of restricted stock in connection with the proposed acquisition of Illinois Community Bancorp, Inc. The following named directors and executive officers received an award: Michael A. Griffith – 500 shares; Thomas A. Daiber – 500 shares; James M. Lindstrom – 500 shares; Keith A. Francis – 250 shares; and Carol Hoekstra – 100 shares. Each award of restricted stock was made pursuant to the Centrue Financial Corporation 2003 Stock Incentive Plan (the "Plan"). Under the terms of the agreements, 50% each individual’s shares will vest upon the successful completion of the acquisition and 50% will vest on the first anniversary of the acquisition.

In general, the shares of restricted stock are subject to forfeiture during the restricted period upon termination of the grantee’s employment. The restricted shares will automatically vest and the restrictions will lapse upon the grantee’s death or disability, or in the event of a change of control of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Centrue Financial Corporation

February 18, 2005	By:	James M. Lindstrom

Name: James M. Lindstrom
Title: Chief Financial Officer